Exhibit 10.5

November 10, 2017

Ryan Watts. Ph.D.

c/o Denali Therapeutics Inc.

151 Oyster Point Blvd.

South San Francisco, CA 94080

Re: Confirmatory Employment Letter

Dear Ryan:

This letter agreement (the “Agreement”) is entered into between Denali Therapeutics Inc. (the “Company”) and Ryan Watts, Ph.D. This Agreement is effective as of the date you sign this letter, as indicated below. The purpose of this Agreement is to confirm the current terms and conditions of your employment with the Company.

Your position will continue to be President and Chief Executive Officer, and you will continue to report to the Company’s Board of Directors (the “Board”), with responsibilities as defined in the job description previously provided to you by the Company or as otherwise reasonably assigned to you by the Board or its authorized committee (the “Committee”). During your employment with the Company, you will continue to serve as a member of the Board, subject to any required Board or stockholder approval, and you agree to resign from all Board positions with the Company or any subsidiary upon the termination of your employment with the Company. During your employment with the Company, you agree to devote your full business time and your best efforts, business judgment, skill, and knowledge exclusively to the advancement of the business and interests of the Company and to the discharge of your duties and responsibilities for it, provided, however, it is agreed that you may serve on outside boards (with prior notice to and approval by the Board), participate in charitable and civic organizations, and manage your personal investments to the extent such activities do not interfere with your duties and responsibilities to the Company. The Company is aware that you are actively involved in those activities listed in Exhibit A and consents to your continued participation in such activities. You agree to continue to abide by the rules, regulations, instructions, and personnel practices and policies of the Company, as adopted and amended from time to time by the Company.

The terms of your employment are as follows:

1.	Base Salary. Your current annual base salary is $504,250. Your base salary will continue to be payable in accordance with the normal payroll practices of the Company, and will be subject to applicable tax and other withholdings. Your annual base salary will be subject to review and adjustments may be made based upon the Company’s normal review practices and in the Company’s sole discretion.

2.	Target Bonus. You are eligible to receive an annual target incentive bonus of 55% of your base salary at target, based on achieving such performance objectives, if any, determined by the Board or the Committee in its sole discretion and payable upon achievement of those objectives as determined by the Board or Committee. Your annual target incentive bonus will be subject to the terms and conditions of the Company’s executive bonus plan approved by the Board or the Committee, and/or to such other terms and conditions as determined by the Board or the Committee. Your annual target incentive bonus opportunity will be subject to review and adjustment based upon the Company’s normal performance review practices and in the Company’s sole discretion. In addition, the Company may, in its discretion, grant additional discretionary bonus amounts to you.

3.	Employee Benefits. You will continue to be eligible to participate in all Company benefit plans and programs to the extent generally provided to other similarly situated Company employees and in accordance with the applicable plan and program terms, including eligibility requirements. The Company reserves the right to cancel or change the benefit plans and programs it offers to its employees at any time.

4.	Severance and Equity Acceleration. The Board has designated you a participant in the Company’s Key Executive Change in Control and Severance Plan (the “Severance Plan”) under which you are eligible to receive severance benefits upon certain qualifying terminations of your employment with the Company as set forth in, and subject to the terms and conditions of, the Severance Plan and your participation agreement under the Severance Plan. The Severance Plan also provides certain equity acceleration benefits upon a “Change in Control” (as defined in the Severance Plan). By signing this letter, you agree that this Agreement and the Severance Plan constitute the entire agreement between you and the Company regarding the subject matter of this paragraph and supersede in their entirety all prior representations, understandings, undertakings, or agreements (whether oral or written and whether expressed or implied), and specifically supersede any severance and/or change in control provisions of any offer letter, employment agreement, or time-based equity award agreement entered into between you and the Company.

Your employment with the Company will continue to be “at will.” It is for no specified term, and may be terminated by you or the Company at any time, with or without cause or advance notice. Although the Company may change the terms and conditions of your employment from time-to-time (including, but not limited to, changes in your position, compensation, and/or benefits), nothing will change the at-will employment relationship between you and the Company. In addition, the compensation and benefits terms described herein will not affect your at-will employment status.

As an employee of the Company, you will continue to have access to certain confidential information of the Company and you may, during the course of your employment, develop certain information or inventions that will be the property of the Company. To protect the interests of the Company, your acceptance of this letter confirms the terms of the Invention and Non-Disclosure Agreement and Non-Solicitation Agreement (together, the “Ancillary Agreements”) that you previously executed.

Nothing in this Agreement or in any other agreement between you or the Company, as applicable, will in any way limit or prohibit you from filing a charge or complaint with, or otherwise communicating or cooperating with or participating in any investigation or proceeding that may be conducted by, any federal, state or local government agency or commission, including the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the Occupational Safety and Health Administration, and the National Labor Relations Board (“Government Agencies”), including disclosing documents or other information as permitted by law, without giving notice to, or receiving authorization from, the Company. Notwithstanding, in making any such disclosures or communications, you agree to take all reasonable precautions to prevent any unauthorized use or disclosure of any information that may constitute Proprietary Information (within the meaning of the applicable Invention and Non-Disclosure Agreement) to any parties other than the relevant Government Agencies. You further understand that you are not permitted to disclose the Company’s attorney-client privileged communications or work product, and that any such disclosure without the Company’s written consent will constitute a material breach of this Agreement. You acknowledge that the Company has provided you with notice in compliance with the Defend Trade Secrets Act of 2016 regarding immunity from liability for limited disclosures of trade secrets. The full text of the notice is attached in Exhibit B.

This Agreement, along with the Ancillary Agreements and the Severance Plan, constitute the entire agreement between you and the Company regarding the subject matters discussed herein, and they supersede all prior negotiations, representations, or agreements between you and the Company. This Agreement may only be modified by a written agreement signed by you and the chairperson of the Board.

To accept the terms of this Agreement, please sign in the space indicated and return the Agreement to the Company.

Sincerely,

Denali Therapeutics Inc.

By:	/s/ Vicki Sato
Vicki Sato
Chair of the Board of Directors

I have read and understood this Agreement and hereby acknowledge, accept and agree to the terms as set forth herein and further acknowledge that no other commitments were made to me as part of my employment offer except as specifically set forth herein.

Date:	November 10, 2017	/s/ Ryan Watts
Signature

Exhibit A

Pre-Approved Activities

Hope Center for Neurological Disorders, Washington University – Member of Scientific Advisory Board

Exhibit B

SECTION 7 OF THE DEFEND TRADE SECRETS ACT OF 2016

“ . . . An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that—(A) is made—(i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. . . . An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual—(A) files any document containing the trade secret under seal; and (B) does not disclose the trade secret, except pursuant to court order.”